SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   _________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                          TURBODYNE TECHNOLOGIES INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                    CANADA
        (State or Other Jurisdiction of Incorporation or Organization)

                     (I.R.S. Employer Identification No.)

                                     3110
           (Primary Standard Industrial Classification Code Number)

                        21700 OXNARD STREET, SUITE 1550
                          WOODLAND HILLS, CALIFORNIA         91367
          (Address of Principal Executive Offices)         (Zip Code)

              TURBODYNE TECHNOLOGIES, INC. STOCK OPTION AGREEMENT
                           (Full Title of the Plan)

                                 LEON NOWEK
                         TURBODYNE TECHNOLOGIES, INC.
                        21700 OXNARD STREET, SUITE 1550
                       WOODLAND HILLS, CALIFORNIA 91367
                    (Name and Address of Agent for Service)

                                (818) 593-2282
         (Telephone Number, Including Area Code, of Agent for Service)
                                 ____________
                                  Copies to:
                             JULIE M. KAUFER, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                 _____________

                        CALCULATION OF REGISTRATION FEE

=============================================================================
  Title Of        Amount To      Proposed        Proposed        Amount of
Securities To   be Registered    Maximum         Maximum        Registration
be Registered                    Offering        Aggregate          Fee
                                 Price Per       Offering
                                 Share(1)        Price(1)
-------------------------------------------------------------------------------
Common Stock   105,000 Shares    $3.29(1)        $  345,450(1)     $ 102
Common Stock   200,000 Shares    $5.03(1)        $1,006,000(1)     $ 297
------------   --------------                    -------------     -----
Common Stock   305,000 Shares                    $1,351,450        $ 399
===============================================================================

(1) Based on the exercise price for the relevant options pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the conversion ratio of .7051 U.S. Dollars per Canadian Dollar, as listed in the Wall Street Journal on March 3, 1998.

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                                    PART I*


               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1996, as amended, filed with the Commission on July 14, 1997.

      (b) The Company's Current Reports on Form 6-K, dated July 8, 1997, July 30, 1997, July 31, 1997, August 1, 1997, September 10, 1997 and
           December 1, 1997.

      (c) The description of the Common Stock contained in the Registration Statement on Form 20-F filed by the Company pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

      (d) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

      The securities to be offered are registered under Section 12 of the Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) The Company's By-Laws provide that, subject to the limitations contained in the Canada Business Corporation Act (the "Act"), the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

           (1) he acted honestly and in good faith with a view to the best interests of the Corporation; and

           (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      (b) The Act provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor,

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           and his heirs and legal representative, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if:

           (1) he acted honestly and in good faith with a view to the best interest of the corporation; and

           (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      (c) A person referred to above is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

           (1) was substantially successful on the merits in his defense of the action or proceeding, and

           (2) fulfills the conditions set out in paragraphs (1) and (2) above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

4.1 Form of Registrant's Stock Option Agreement not pursuant to Registrant's 1997 Stock Option Plan.

5.1   Opinion of O'Neill & Company.

23.1  Consent of Morgan and Company, Chartered Accountants.

23.2  Consent of O'Neill & Company (included in its opinion as Exhibit 5.1).

24.1  Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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           Insofar as indemnification for liabilities arising under the
      Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this tenth day of March 1998.


                           TURBODYNE TECHNOLOGIES, INC.
                                      (Registrant)

                                          By:  /s/ Leon Nowek
                                               ------------------------
                                                Leon Nowek
                                                Director


                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Leon Nowek as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                     Title                       Date
--------------------------------------------------------  ---------------

/s/ Edward Halimi        President, Chief Executive         February 24, 1998
----------------
  Edward Halimi             Officer and Director

/s/ Leon Nowek
---------------
  Leon Nowek                  Director                      March 10, 1998

/s/ Andrew Lee           Chief Accounting Officer           February 24, 1998
---------------
 Andrew Lee

/s/ Daniel Geronazzo          Director                      February 24, 1998
--------------------
  Daniel Geronazzo

/s/ Wendell R. Anderson       Director                      February 26, 1998
-----------------------
  Wendell R. Anderson

/s/ Eugene A. Hodgson         Director                      February 23, 1998
---------------------
  Eugene A. Hodgson

/s/ Robert Taylor             Director                      February 28, 1998
-------------------
  Robert Taylor

/s/ Sadayappa Durairaj        Director                      March 4, 1998
----------------------
  Sadayappa Durairaj

/s/ Walter F. Ware       Chief Operating Officer and        February 23, 1998
-------------------
  Walter F. Ware              Director

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/s/ John P. Singleton    Chief Financial Officer and        March 10, 1998
---------------------
  John P. Singleton           Director

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                                 EXHIBIT INDEX

Exhibit  No.             Exhibit Description           Sequentially
-----------              -------------------           Numbered Page
                                                       -------------

4.1 Form of Registrant's Stock Option Agreement not pursuant to Registrant's 1997 Stock Option Plan

5.1       Opinion of O'Neill & Company.

23.1      Consent of Morgan and Company, Chartered Accountants.

23.2      Consent of O'Neill & Company (included in its opinion as Exhibit
          5.1).

24.1      Power of Attorney (included on signature page).

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